Exhibit 10.8

Black Spade Acquisition Co

Suite 2902, 29/F The Centrium

60 Wyndham Street

Central, Hong Kong

, 2021

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Black Spade Acquisition Co (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination; or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Black Spade Sponsor LLC (the “Sponsor”) and/or its affiliates shall make available to the Company certain office space, utilities, secretarial and administrative support services as may be required by the Company from time to time, at Suite 2902, 29/F The Centrium, 60 Wyndham Street, Central, Hong Kong in exchange for an aggregate monthly fee of up to $10,000. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and will not seek recourse against the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign this agreement or any rights, interests or contracted obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

Very truly yours,
Black Spade Acquisition Co
By:
Name:
Title:

[Signature page to Administrative Services Agreement]

AGREED TO AND ACCEPTED BY:

Black Spade Sponsor LLC
By:
Name:
Title:

[Signature page to Administrative Services Agreement]